Exhibit 21

SUBSIDIARIES OF THE SCOTTS MIRACLE-GRO COMPANY

Gutwein & Co., Inc., an Indiana corporation
Scotts Global Investments, Inc., a Delaware corporation
Scotts Switzerland Holdings, SA (Switzerland)
Scotts Luxembourg SARL (Luxembourg)
OMS Investments, Inc., a Delaware corporation
Scotts Temecula Operations, LLC, a Delaware limited liability company
SMG Growing Media, Inc., an Ohio corporation
Rod McLellan Company, a California corporation
Hyponex Corporation, a Delaware corporation
AeroGrow International, Inc., a Nevada Corporation (30.9% ownership)
SMGM LLC, an Ohio limited liability company
Scotts-Sierra Investments LLC, a Delaware limited liability company
ASEF BV (Netherlands)
Scotts Australia Pty Limited (Australia)
Scotts Gardening Fertilizer (Wuhan) Co., Ltd. (China)
Scotts Benelux BVBA (Belgium) (OMS Investments, Inc. owns 0.1%)
Scotts Canada Ltd. (Canada)
Scotts Czech s.r.o. (Czech Republic)
Scotts de Mexico SA de CV (Mexico) (The Scotts Company LLC owns 0.5%)
Scotts France Holdings SARL (France)
Scotts France SAS (France)
Scotts Celaflor GmbH (Germany)
Scotts Celaflor HGmbH (Austria)
Scotts Holdings Limited (United Kingdom)
Levington Group Limited (United Kingdom)
The Scotts Company (UK) Limited (United Kingdom)
The Scotts Company (Manufacturing) Limited (United Kingdom)
Humax Horticulture Limited (UK)
O M Scott International Investments Limited (United Kingdom)
Scotts Horticulture Ltd. (Ireland)
Scotts Poland Sp.z.o.o. (Poland)
Teak 2, Ltd., a Delaware corporation
Turf-Seed (Europe) Limited (Ireland)
The Scotts Company LLC, an Ohio limited liability company
EG Systems, Inc., dba Scotts LawnService, an Indiana corporation
SLS Franchise Systems LLC, a Delaware limited liability company
Sanford Scientific, Inc., a New York corporation
Scotts Global Services, Inc., an Ohio corporation
Scotts Manufacturing Company, a Delaware corporation
Miracle-Gro Lawn Products, Inc., a New York corporation
Scotts Products Co., an Ohio corporation
Scotts Servicios, S.A. de C.V. (Mexico) (Scotts Professional Products Co. owns 50%)
Scotts Professional Products Co., an Ohio corporation
Scotts Servicios, S.A. de C.V. (Mexico) (Scotts Products Co. owns 50%)
Swiss Farms Products, Inc., a Delaware corporation